STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

VINCENT & REES, LC
175 EAST 400 SOUTH, SUITE 610
SALT LAKE CITY, UT 84111

January 2, 2008

Job Number: C20080102-1349

Job Contents:
NV Corp Filing Acknowledgement(s): 1
File Stamped Copy(s): 1

Special Handling Instructions:

MERGER FEDX 8604 9756 1100 - MRK 1/2/08

VINCENT & REES, LC
175 EAST 400 SOUTH, SUITE 610
SALT LAKE CITY, UT 84111

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Job Receipt

January 2, 2008

Job Number: C20080102-1349
Account Number:

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Merge In	20080001251-39	1/2/2008 11:50:59 AM	1	$350.00	$350.00
24 Hour Expedite	20080001251-39	1/2/2008 11:50:59 AM	1	$125.00	$125.00
Total					$475.00

Payments

Type	Description	Amount
Credit	241690108010207096242	$475.00
Total		$475.00

Job Balance: $0.00

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

January 2, 2008

Job Number	Corporation Number	
C20080102-1349	E0834442007-1	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Merge In	20080001251-39	January 2, 2008 11:50:59 AM

Corporation Name	Resident Agent
ALENTUS CORPORATION	CORPORATE SERVICES OF AMERICA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20080001251-39
Ross Miller Secretary of State State of Nevada	Filing Date and Time 01/02/2008 11:50 AM
	Entity Number E0834442007-1

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 81/2" x11" blank sheet containing the required information for each additional entity.

Alentus Corporation
Name of merging entity

New York — **Jurisdiction**
Corporation — **Entity type ***

Name of merging entity

Jurisdiction
Entity type *

Name of merging entity

Jurisdiction
Entity type *

Name of merging entity

Jurisdiction
Entity type *

and,

Alentus Corporation
Name of surviving entity

Nevada — **Jurisdiction**
Corporation — **Entity type ***

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn: __________

c/o: __________

3) (Choose one)

☒ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from

____
Name of merging entity, if applicable

____
Name of merging entity, if applicable

____
Name of merging entity, if applicable

____
Name of merging entity, if applicable

and, or;

____
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Alentus Corporation
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Alentus Corporation
Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6) Location of Plan of Merger (check a or b):

[X] (a) The entire plan of merger is attached;

or,

[ ] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):**

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*
(if there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity.):

Alentus Corporation
Name of merging entity

X William L. [signature] | CEO | 12/21/07
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

Alentus Corporation
Name of surviving entity

X William L. [signature] | CEO | 12/21/07
Signature | Title | Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of December 21, 2007, and entered into by Alentus Corporation a New York corporation ("ALENTUS NY") and Alentus Corporation, a Nevada corporation ("ALENTUS NV").

RECITALS

1. ALENTUS NY is a New York corporation, the address of which is 333 Washington Blvd. #463, Marina Del Rey, CA 90292. The date of filing of ALENTUS NY's original Certificate of Incorporation is May 12, 2005, as restated and amended from time to time (the "New York Articles").

2. ALENTUS NV is a Nevada corporation, the address of which is 28202 Cabot Road #205, Laguna Niguel, CA 92677. The date of filing of ALENTUS NV's Articles of Incorporation is December 7, 2007 as amended from time to time (the "Nevada Articles").

3. ALENTUS NY and ALENTUS NV have determined that it is advisable and in their best interests to merge ALENTUS NY with and into ALENTUS NV (the "Merger").

TERMS AND PROVISIONS OF MERGER

In consideration of the foregoing Recitals and of the following terms and provisions, and subject to the following conditions, it is agreed:

1. Merger. The effective time of the Merger (the "Effective Time") shall be a date when the parties shall have executed and filed a Certificate of Merger with the Secretary of State of Nevada. As of the Effective Time, ALENTUS NY shall be merged with and into ALENTUS NV. Following the Effective Time, ALENTUS NV shall be the surviving entity of the Merger (hereinafter sometimes referred to as the "Surviving Entity"), and the separate organizational existence of ALENTUS NY shall cease.

2. Governing Documents. The Nevada Articles shall govern the Surviving Entity without further change or amendment until thereafter amended in accordance with the provisions thereof and applicable law.

3. Tax. The transactions effected pursuant to this Agreement are intended to be a tax-free reorganization within the meaning of Internal Revenue Code of 1986 (the "Code") section 368(a) and this Agreement constitutes a plan of reorganization within the meaning of Code section 354.

4. Name. The name of the Surviving Entity shall be ALENTUS NV Corporation.

5. Succession. At the Effective Time, the Surviving Entity shall acquire and possess all the rights, privileges, powers and franchises of a public or private nature and be subject to all the restrictions, disabilities and duties of ALENTUS NY; and all property, real, personal and mixed, and all debts due to ALENTUS NY on whatever account, including all other things

and causes of action, shall be vested in the Surviving Entity; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Entity as they were of ALENTUS NY, and the title to any real property vested by deed or otherwise shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and liens upon any property of ALENTUS NY shall be preserved unimpaired, and all debts, liabilities and duties of ALENTUS NY shall thenceforth attach to the Surviving Entity and may be enforced against the Surviving Entity to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Entity; provided, however, that such liens upon property of ALENTUS NY shall be limited to the property affected thereby immediately prior to the Merger.

6. Further Assurances. From time to time, as and when required or requested by the Surviving Entity or by its successors and assigns, there shall be executed and delivered on behalf of ALENTUS NY such deeds, assignments and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Entity the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of ALENTUS NY and otherwise to carry out the purposes of this Agreement, and the authorized officers of the Surviving Entity are fully authorized in the name and on behalf of ALENTUS NY or otherwise, to take any and all such action and to execute and deliver any and all such deeds, assignments and other instruments.

7. Conversion of Capital Stock. At the Effective Time, all issued and outstanding common shares of ALENTUS NY shall be automatically converted into the right to receive shares of ALENTUS NV on the basis of one new share of ALENTUS NV for each outstanding share of ALENTUS NY (the "Merger Consideration"). At the Effective Time, all other previously issued and outstanding shares of common or preferred stock of ALENTUS NY that were issued and outstanding immediately prior to the Effective Time shall be automatically cancelled.

8. Options. At the Effective Time, all outstanding and unexercised portions of all options and warrants to purchase shares of ALENTUS NY shall be automatically converted into an option or warrant to purchase equivalent shares of ALENTUS NV.

9. Employee Benefit Plans. As of the Effective Time, the Surviving Entity shall assume all obligations of ALENTUS NY under any and all employee benefit plans in effect as of the Effective Time or with respect to which employee rights or accrued benefits are outstanding as of the Effective Time.

10. Accounting Matters. ALENTUS NV agrees that upon the Effective Time, the assets, liabilities, reserves and accounts of ALENTUS NY shall be taken up or continued on the books of ALENTUS NV in the amounts at which such assets, liabilities, reserves and accounts shall have been carried on the books of ALENTUS NY immediately prior to the Effective Time, subject to such adjustments as may be appropriate to give effect to the Merger.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts entered into and to be performed wholly within the State of Nevada.

12. Amendment. Subject to applicable law, this Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein.

13. Deferral or Abandonment. At any time prior to the Effective Time, this Agreement may be terminated and the Merger may be abandoned or the time of consummation of the Merger may be deferred for a reasonable time by ALENTUS NV if circumstances arise which, in the opinion of the Board of Directors of ALENTUS NV, make the Merger inadvisable or such deferral of the time of consummation advisable.

14. Counterparts. This Agreement may be executed in any number of counterparts each of which when taken alone shall constitute an original instrument and when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of page intentionally left blank; signature page to follow.]

IN WITNESS WHEREOF, ALENTUS NY and ALENTUS NV have caused this Agreement to be signed by their respective duly authorized officers and delivered as of the date first above written.

ALENTUS CORPORATION
a New York corporation

By: William King
William King
President

ALENTUS CORPORATION
a Nevada corporation

By: William King
William King
President